Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Board of Directors and the Stockholders of Zoetis Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-186367, 333-189573, 333-200073, and 333-226481) on Form S-8 and (No. 333-226450) on Form S-3 of Zoetis Inc. and subsidiaries of our reports dated February 16, 2021, with respect to the consolidated balance sheets of Zoetis Inc. and subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule II – Valuation and Qualifying Accounts (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of Zoetis Inc. and subsidiaries.

/s/ KPMG LLP
Short Hills, New Jersey
February 16, 2021